UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CORAUTUS GENETICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

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(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

75 Fifth Street, NW Suite 313 Atlanta, GA 30308    Phone: 404.526.6200    Fax: 404.526.6218    www.corautus.com

April 4, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Corautus Genetics Inc. to be held at 75 Fifth Street, NW, Third Floor Conference Room, Atlanta, Georgia 30308, on Thursday, May 12, 2005, at 9:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will briefly report on the operations of Corautus during the past year and our plans for the future. Directors and officers of Corautus, as well as representatives from our independent registered public accounting firm, Ernst & Young LLP, will be present to respond to appropriate questions from stockholders.

Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

Richard E. Otto
President, Chief Executive Officer and Director

CORAUTUS GENETICS INC.

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2005

NOTICE HEREBY IS GIVEN that the 2005 Annual Meeting of Stockholders of Corautus Genetics Inc. (“Corautus”) will be held at 75 Fifth Street, NW, Third Floor Conference Room, Atlanta, Georgia 30308, on Thursday, May 12, 2005, at 9:00 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect nine directors to serve until the 2006 Annual Meeting of Stockholders;

2.	A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Corautus for the fiscal year ending December 31, 2005; and

3.	Such other business as properly may come before the Annual Meeting or any adjournments thereof.

The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 29, 2005 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

Richard E. Otto
President, Chief Executive Officer and Director

Atlanta, Georgia

April 4, 2005

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

-i-

CORAUTUS GENETICS INC.

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2005

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at the 2005 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held at 75 Fifth Street, NW, Third Floor Conference Room, Atlanta, Georgia 30308, on Thursday, May 12, 2005, at 9:00 a.m., local time. When used in this proxy statement, the terms “we,” “us,” “our” and “Corautus” refer to Corautus Genetics Inc.

The Securities and Exchange Commission rules require us to provide our Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (not including documents incorporated by reference), are available to any stockholder without charge upon written request to Corautus Genetics Inc. to the attention of Jack W. Callicutt, Vice President, Finance and Administration, 75 Fifth Street, NW, Suite 313, Atlanta, Georgia 30308. You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at our website, www.corautus.com.

The approximate date on which this proxy statement and form of proxy card are first being sent or given to stockholders is April 4, 2005.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

The securities that can be voted at the Annual Meeting consist of our common stock, $0.001 par value per share, and our Series D Preferred Stock, par value $0.001 per share, with each share of common stock entitling its owner to one vote on each matter submitted to the stockholders, and each share of Series D Preferred Stock entitling its owner to vote with the common stock on all matters submitted to stockholders as if the Series D Preferred Stock was converted to the common stock prior to the vote. As of March 18, 2005, each share of Series D Preferred Stock entitled its holder to approximately 1.007752 shares of common stock, which means each share of Series D Preferred Stock gets approximately 1.007752 votes as compared to each share of common stock getting one vote per share. Boston Scientific Corporation is the sole holder of Series D Preferred Stock. You are entitled to vote your shares of stock if our stockholder records show that you held your stock as of the close of business on March 29, 2005, which is the record date for determining the holders of stock who are entitled to receive notice of and to vote at the Annual Meeting. On March 18, 2005, 14,685,918 shares of common stock were outstanding and eligible to be voted at the Annual Meeting and 1,385,377 shares of Series D Preferred Stock were outstanding and eligible to be voted at the Annual Meeting. Since the Series D Preferred Stock is entitled to approximately 1.007752 votes per share, there are a total of 16,082,034 shares eligible to be voted at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock (including the common stock represented by the Series D Preferred Stock) is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve the proposal is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

Under the rules of the New York and American Stock Exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal. We believe that Proposals 1 and 2 are discretionary.

As of March 18, 2005, our directors and executive officers beneficially owned (as defined below) or controlled approximately 444,736 shares of our common stock, constituting approximately 3.0% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

Voting By Proxy Holders

You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered to us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees and “FOR” the ratification of the appointment of the independent registered public accounting firm. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

How to Revoke Your Proxy

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted (1) by giving written notice to Jack W. Callicutt, Vice President, Finance and Administration, at 75 Fifth Street, NW, Suite 313, Atlanta, Georgia, 30308, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting. Please note, however, that under the rules of the Exchanges and the NASDAQ Stock Market, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges and the NASDAQ Stock Market, as employed by the beneficial owner’s brokerage firm.

Cost of This Proxy Solicitation

Corautus is making the solicitations made in this proxy statement. In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. Corautus has retained the services of InvestorCom, Inc. to provide proxy advisory services and solicit proxies for a fee of $2,500, plus expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the current beneficial ownership of our common stock and our Series D Preferred Stock by each person, or group of affiliated persons, who beneficially owns more than 5% of such stock. The percentage of class for the common stock is based on 14,685,918 shares of our common stock outstanding on March 18, 2005, and the percentage of class for the Series D Preferred Stock is based on 1,385,377 shares of Series D Preferred Stock that are convertible into 1,396,116 shares of common stock as of March 18, 2005. Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership of Class(1)		Percent of Class
Human Genome Sciences, Inc. 14200 Shady Grove Road Rockville, Maryland 20850	Common Stock	1,585,099	(2)	10.79%

Baxter Healthcare Corporation One Baxter Parkway Deerfield, Illinois 60015	Common Stock	1,397,447	(3)	9.52%

Ardsley Partners & Affiliates 262 Harbor Drive, 4th Floor Stamford, Connecticut 06902	Common Stock	960,000	(4)	6.45%

Wall Street Associates 1200 Prospect Street, Suite 100 La Jolla, California 92037	Common Stock	871,000	(5)	5.93%

Boston Scientific Corporation One Boston Scientific Place Natick, Massachusetts 01760	Series D Preferred Stock	1,385,377	(6)	100%

(1)	The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	Based on Schedule 13D filed by Human Genome Sciences, Inc. on February 14, 2003.

(3)	Based on Schedule 13G filed by Baxter Healthcare Corporation on February 13, 2004. Includes warrants to purchase 14,285 shares of Corautus common stock at an exercise price of $14.00 per share and excludes 2,000 shares of non-voting Series C Preferred Stock that will be convertible into Corautus common stock upon the achievement of a milestone event that has not yet occurred and likely will not occur in the near future. The amount of common stock to be received upon conversion of the Series C Preferred Stock cannot be determined at this time.

(4)	Based on Schedule 13G filed by Ardsley Partners & Affiliates on February 11, 2005. Includes securities held by Ardsley Partners I, Philip J. Hempleman, Ardsley Partners Fund II, LP, Ardsley Offshore Fund, Ltd., Ardsley Advisory Partners, Ardsley Partners Institutional Fund, LP, and certain managed accounts.

(5)	Based on Schedule 13G filed by Wall Street Associates on February 15, 2005. Includes securities held in certain accounts managed by Wall Street Associates.

(6)	Based on conversion price as of March 18, 2005, the Series D Preferred Stock is convertible into 1,396,116 shares of Corautus common stock. The Series D Preferred Stock votes with the common stock on all matters as if the Series D Preferred Stock was converted into common stock. On an as-converted-to-common-stock basis, the Series D Preferred Stock represents beneficial ownership of 9.5% of the class of common stock.

The following table sets forth information with respect to the beneficial ownership of our voting stock as of March 18, 2005 by each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Consequently, shares of common stock subject to options or warrants currently exercisable or that become exercisable within 60 days of March 18, 2005 are deemed outstanding for purposes of the number of shares beneficially owned and for purposes of computing the percentage ownership of the person owning those options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Director, Nominee or Executive Officer	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard E. Otto	Common Stock	754,225	(2)	4.90%
Robert T. Atwood	Common Stock	739,767	(3)	4.81%
Jack W. Callicutt	Common Stock	41,000	(4)	*
Yawen Chiang	Common Stock	141,426	(5)	*
Eric N. Falkenberg	Common Stock	116,000	(6)	*
James C. Gilstrap	Common Stock	179,825	(7)	1.22%
John R. Larson	Common Stock	157,347	(8)	1.06%
Ronald L. Merriman	Common Stock	40,500	(9)	*
F. Richard Nichol	Common Stock	43,000	(10)	*
B. Lynne Parshall	Common Stock	—		—
Ivor Royston	Common Stock	219,864	(11)	1.49%
Victor W. Schmitt	Common Stock	96,174	(12)	*

Total Directors and Executive Officers as a group	Common Stock	2,529,128		14.14%

(*)	Represents less than one percent.

(1)	The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 18, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	Includes 8,242 shares beneficially owned by Richard and Kathleen Otto and 49,608 shares held directly by Richard E. Otto. Includes 696,375 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(3)	Includes 53,123 shares beneficially owned by Robert T. Atwood and 686,644 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(4)	Includes 1,000 shares beneficially owned by Jack Callicutt and 40,000 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(5)	Includes 4,285 shares beneficially owned by Yawen Chiang and 137,141 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(6)	Includes 35,000 shares beneficially owned by Eric N. Falkenberg and 81,000 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(7)	Includes 83,325 shares beneficially owned by James C. Gilstrap and 96,500 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(8)	Includes 65,870 shares beneficially owned by John R. Larson and 91,477 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(9)	Includes 1,500 shares beneficially owned directly by Ronald L. Merriman and 39,000 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(10)	Includes 1,000 shares beneficially owned directly by F. Richard Nichol and 42,000 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(11)	Includes 126,963 shares beneficially owned directly by Ivor Royston, M.D. and 92,901 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

(12)	Includes 14,820 shares beneficially owned directly by Victor W. Schmitt and 81,354 shares of common stock issuable upon exercise of presently outstanding options that are exercisable within 60 days.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine members. The board has nominated the following nine members for election to the board of directors- Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, John R. Larson, F. Richard Nichol, Ph.D., B. Lynne Parshall, Ivor Royston, M.D. and Victor W. Schmitt

for election as directors at the 2005 Annual Meeting. Eight of the nine nominees are currently directors of Corautus. Ms. Parshall is the only nominee that is not currently serving on the board of directors. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2006 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. There are no family relationships among the directors or the executive officers.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 1 to elect Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, John R. Larson, F. Richard Nichol, Ph.D., B. Lynne Parshall, Ivor Royston, M.D. and Victor W. Schmitt as directors for a one year term expiring at the 2006 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Director Independence

The Nominating and Corporate Governance Committee and the Board of Directors has determined that Ms. Parshall and Messrs. Falkenberg, Gilstrap, Larson, Nichol, Royston, and Schmitt do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with the NASDAQ listing standards.

Directors and Executive Officers

Set forth below is certain information as of March 18, 2005 regarding our current directors, nominees for director and executive officers, including biographical information for all nominees for director and our executive officers.

Name	Age	Title
Richard E. Otto	55	Director, Chief Executive Officer and President (Nominee for Director)
Robert T. Atwood	65	Director, Executive Vice President, Chief Financial Officer and Secretary (Nominee for Director)
Jack W. Callicutt	38	Vice President Finance and Administration, Chief Accounting Officer and Assistant Secretary
Yawen L. Chiang, Ph.D.	54	Senior Vice President–Chief Scientific Officer
Eric N. Falkenberg(2)(3)	55	Director (Nominee for Director)
James C. Gilstrap (4)	69	Director (Nominee for Director)
John R. Larson(1)(3)	58	Director (Nominee for Director)
Ronald L. Merriman	60	Director
F. Richard Nichol, Ph.D(1)(2)	63	Director (Nominee for Director)
B. Lynne Parshall	50	Nominee for Director
Ivor Royston, M.D(3)	58	Director (Nominee for Director)
Victor W. Schmitt(2)	56	Director (Nominee for Director)

1.	Member of the Audit Committee.

2.	Member of the Compensation Committee.

3.	Member of the Nominating and Corporate Governance Committee.

4.	Chairman of the Board of Directors.

Richard E. Otto. Richard E. Otto is our Chief Executive Officer, President and director and has served as Chief Executive Officer and director since the merger between GenStar and Vascular Genetics in February 2003. Mr. Otto became President of Corautus in April 2003. Prior to the merger, he served as Chief Executive Officer, President and a director of Vascular Genetics since January 2002. From March 1998 through January 2002, Mr. Otto served as a consultant to various charitable and commercial organizations. Mr. Otto has spent the past 35 years in the cardiac therapy industry. From September 1995 to March 1998 he served as Chief Executive Officer and a director of CardioDynamics International Corporation, a publicly traded company listed on NASDAQ that develops, manufactures and markets noninvasive heart-monitoring devices. Mr. Otto has served as a consultant to the founder of WebMD and as a consultant to the Cardiac Rhythm Management division of St. Jude Medical. His career includes key management positions with Cardiac Pacemakers Inc. (now a Guidant company). Mr. Otto also held positions at Intermedics, Inc., Medtronic Inc., and Eli Lilly and Company. Mr. Otto has served on the Georgia board of directors of the Juvenile Diabetes Foundation, and Leukemia Society. Mr. Otto was a semifinalist in the 1997 Entrepreneur of the Year Award for the Southern California Region. He received a Bachelor of Science degree in chemistry from the University of Georgia.

Robert T. Atwood. Robert T. Atwood is our Chief Financial Officer, Executive Vice President, Secretary and Director and has served as Chief Financial Officer and Secretary since the merger between GenStar and Vascular Genetics in February 2003. Mr. Atwood became Executive Vice President in October 2003 and director in November 2003. Prior to the merger, he served as Chief Financial Officer of Vascular Genetics since January 2002. Prior to joining Vascular Genetics, Mr. Atwood served for 10 years as Executive Vice President and Chief Financial Officer of First Union Corporation, Charlotte, N.C. Prior to working with First Union, Mr. Atwood was a partner in the international accounting firm of Deloitte & Touche, having spent 28 years serving clients and in administrative positions in Atlanta, the District of Columbia, and New York. Throughout his career, Mr. Atwood has served on numerous professional association and industry committees. He was appointed to the President’s Price Advisory Committee to the Council on Wage and Price Stability from 1978 to 1980 and to the Investment Policy Advisory Committee to the United States Trade Representative from 1984 to 1987. In addition, Mr. Atwood has served on the board of trustees of many educational, cultural, and charitable activities. In 2001, Mr. Atwood received the Spirit of Giving Award from the Mint Museum of Art and the Royal and Sun Alliance Company in Charlotte, N.C. Mr. Atwood graduated from the University of San Diego in 1962 and in May 2001 was awarded the Author E. Hughes Career Achievement Award by the University of San Diego School of Business Administration.

Jack W. Callicutt. Jack W. Callicutt has served as Vice President, Finance and Administration, Chief Accounting Officer and Assistant Secretary since September 2003. Prior to joining Corautus, Mr. Callicutt spent 14 years with Deloitte & Touche, the last six years as an audit senior manager. Mr. Callicutt is a Certified Public Accountant and graduated, with honors, from Delta State University in 1989 with degrees in Accounting and Computer Information Systems.

Yawen L. Chiang, Ph.D. Yawen L. Chiang, Ph.D., joined Corautus as Senior Vice President, Research & Development in August, 2001. In February 2003, Dr. Chiang became Senior Vice President-Chief Scientific Officer of Corautus. Dr. Chiang has twenty-one years of research and development experience in the biotechnology and pharmaceutical industries. Dr. Chiang has had experience with numerous gene therapy clinical trials and has published many articles in the field of gene therapy. She is named as inventor on several issued or pending patent applications including the 1999 issued patent on “Vectors for Tissue Specific Replication.” From February 1998 to August 2001, Dr. Chiang was Site Director for the Aventis/Gencell Research Center in Hayward, California where she was responsible for research and project management, alliance and collaboration management, and technology transfer. Prior to Aventis/Gencell, she was Vice President, Preclinical Studies at Novartis/Genetic Therapy Inc. for ten years. She was the principal investigator on numerous collaborative research and development agreement programs and received SBIR Phase I and II grants. She also had considerable experience with gene therapy clinical production. Dr. Chiang received a B.S. in Medical Technology, Allied Health, from the University of Maryland, an M.A. in Health Care Administration from Central Michigan University and both an M.S. in Biochemistry and a PhD in Genetics from George Washington University.

Eric N. Falkenberg. Eric N. Falkenberg has served as Senior Vice President, Global Research and Emerging Indications, for the Cardiac Rhythm Management Division, or CRMD, of St. Jude Medical, Inc. since 1996. CRMD is a leading supplier of pacemaker, implantable cardioverter defibrillator, and catheter mapping and ablation systems for the treatment of cardiac rhythm disease. Prior to joining St. Jude Medical in 1998, Mr. Falkenberg held assignments in sales management and product development at Guidant Corporation and Intermedics, Inc. Mr. Falkenberg received a B.S. in Engineering from Lafayette College and a Master of Science degree in Biomedical Engineering from the University of Miami.

James C. Gilstrap. James C. Gilstrap currently serves as Chairman of the board of directors of CardioDynamics International Corporation, a publicly traded company listed on NASDAQ that develops, manufactures and markets noninvasive heart-monitoring devices. Mr. Gilstrap has served as either Chairman or Co-Chairman of the board of directors of CardioDynamics International Corporation since February 1995. Mr. Gilstrap retired in 1987 from Jefferies & Company, Inc., an investment banking and institutional securities firm, where he served as Senior Executive Vice President, Partner, and Member of the Executive Committee. Mr. Gilstrap is also past president of the Dallas Securities Dealers as well as a past member of the Board of Governors of the National Association of Securities Dealers, Inc.

John R. Larson. John R. Larson has served as a director of Corautus since the merger between GenStar and Vascular Genetics in February 2003. Prior to the merger, he served as director of Vascular Genetics since 1999. Since December 1999, he has served as the Managing Director of Clique Capital, LLC, a venture capital company focused in the healthcare and technology area. Mr. Larson also serves as a director of Northland Trust Services, Inc., a trust services firm headquartered in Minneapolis, Minnesota. Mr. Larson is a founder of Prolifaron, Inc., an early stage biotechnology company he started in 1997 and sold to Alexion Pharmaceuticals, Inc. in 2000, and a founder of Materia, Inc. a research and development company specializing in new applications of patented polymer products. Mr. Larson served as a director for Prolifaron, Inc. from April 1997 to September 2000, a director of Materia, Inc. from 1997 to 1999, and a director of Northland Securities, Inc. from October 2002 to December 2004. Mr. Larson practiced law for 25 years concentrating in the areas of securities and finance and since August 2000 has been an “Of Counsel” with the law firm of Messerli & Kramer. Mr. Larson has been a frequent speaker on securities matters, having served as Commissioner of Securities and Chairman of the Commerce Commission for the State of Minnesota. In such capacity, Mr. Larson served on a number of committees for the North American Securities Administrators Association, Inc. and the National Association of Securities Dealers, Inc. Mr. Larson holds a B.A. degree from Minnesota State University and a J.D. from William Mitchell College of Law.

Ronald L. Merriman. Ronald L. Merriman has served as director of Corautus since the 2004 annual meeting. Mr. Merriman currently serves as a director of CardioDynamics International Corporation, a publicly traded company listed on NASDAQ that develops, manufactures and markets noninvasive heart-monitoring devices, a director of Pentair, Inc., a publicly traded company listed on the New York Stock Exchange that provides products for the movement, treatment, storage and enjoyment of water, and a director of Hoag Memorial Hospital Presbyterian. Mr. Merriman has served as Managing Partner of Merriman Partners since 2003, providing management advisory services to professional service firms. Prior to such time, Mr. Merriman was a Managing Director of O’Melveny & Myers LLP, a global law firm from 2000-2003. From 1999 to 2000, Mr. Merriman served as Executive Vice President of Carlson Wagonlit Travel, a global travel services firm. Prior to such service, Mr. Merriman served as President of Ambassador Performance Group, Inc., a travel and leisure oriented business, from 1997 until 1999. From 1967 to 1997, Mr. Merriman was employed with KPMG, a global accounting and management consulting firm. Mr. Merriman received a B.S. in Accountancy from Northern Illinois University and is a licensed C.P.A. by the State of California.

F. Richard Nichol, Ph.D. F. Richard Nichol, Ph.D. has served as director of Corautus since the 2004 annual meeting. Dr. Nichol currently serves on the boards of directors of First Consulting Group, a system integrator in the life sciences space, and G Recordings. Dr. Nichol has spent 37 years in the pharmaceutical, contract clinical research, and biotechnology industries. In 1975, he was a cofounder of IBRD, a contract research organization, and served as Chairman and Chief Executive Officer until retiring in 1995. At that time, IBRD had revenues of $45 million with 437 employees in eight countries. Subsequently, he was named Chairman and Chief Executive Officer of CoCensys, a neuroscience research company, which was sold to Purdue Pharma in September 1999. Dr. Nichol received a BA, MS and Ph.D. from The Pennsylvania State University.

B. Lynne Parshall Ms. Parshall is Director, Executive Vice President, Chief Financial Officer and Secretary of Isis Pharmaceuticals, Inc. She has served as Isis Pharmaceuticals’ Executive Vice President since December 1995, its Chief Financial Officer since June 1994, and its Secretary since November 1991. She is responsible for overseeing the operations of development chemistry, manufacturing and pharmaceutics, finance, legal, patent affairs and is also involved in Isis Pharmaceuticals’ investor relations and business development activities. Ms. Parshall has been with Isis Pharmaceuticals for 13 years. Prior to joining Isis Pharmaceuticals, Ms. Parshall was a partner with the law firm of Cooley Godward LLP, where she represented several health care companies in a general practice specializing in corporate partnering and other technology-based transactions. Ms. Parshall received her J.D. at Stanford Law School, Stanford, California and her B.A. from Harvard University, Cambridge, Massachusetts . Ms. Parshall is currently a member of the Board of Trustees of The Bishop’s School and the Surf Soccer Board of Directors. Ms. Parshall is also a member of the Licensing Executives Society and a member of the American, Californian, and San Diego bar associations.

Ivor Royston, M.D. Ivor Royston, M.D. has served as director of Corautus since the merger between GenStar and Vascular Genetics in February 2003. He was Chairman of the Board from April 1997 until August 1998 and served as our President and Chief Executive Officer from April 1997 to August 1998. He has served as one of our directors since our formation in June 1995. Since 1990, Dr. Royston has been a General Partner of Forward Ventures, a life science venture capital firm. From 1990 until 2000, he was the President and Chief Executive Officer of Sidney Kimmel Cancer Center (formerly the San Diego Regional Cancer Center). From 1977 to 1993, Dr. Royston held various positions in academic medicine at the University of California, San Diego (UCSD) School of Medicine. Dr. Royston also served as Director, Clinical Immunology Program at the UCSD Cancer Center and Chief of Oncology at the San Diego VA Medical Center. Dr. Royston was a founder and director of Hybritech, Inc., GeneSys Therapeutics Corporation and IDEC Pharmaceuticals, Inc. He has served on the board of directors of various companies, including Unisyn Technologies, Inc., Medstone International Inc., Sequana Therapeutics, Inc., Corixa, Inc., CombiChem, Inc., IDEC Pharmaceuticals and GenQuest, Inc. He currently is a member of the board of directors of Avalon Pharmaceuticals, Favrille, Inc. and Targegen, Inc. and is Chairman of the Board of CancerVax and Sagres Discovery. Dr. Royston was appointed by the President of United States to the National Cancer Advisory Board during 1996. Dr. Royston received a B.A. in Human Biology from Johns Hopkins University and an M.D. from the Johns Hopkins School of Medicine. He later trained in internal medicine and oncology at Stanford University and is board certified in both Internal Medicine and Medical Oncology.

Victor W. Schmitt. Victor W. Schmitt has served as a director of Corautus since the merger between GenStar and Vascular Genetics in February 2003. Prior to the merger, he served as a GenStar director since 1998. He is President, Venture Management, Baxter Healthcare Corporation. He has held this position since 1994 and is responsible for the creation and management of Baxter Healthcare Corporation’s interests in development-stage biotech companies. Prior to his current assignment, he held the operating position of President, Baxter Biotech Europe. He has also served as Vice President, Business Development and Finance for Baxter’s Blood Therapy Group.

There are no family relationships among any of our directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors conducts its business through meetings of the full board and through committees of the board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

During the fiscal year ended December 31, 2004, the board of directors held ten meetings. The Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating and Corporate Governance Committee held eight meetings. No director attended less than 75% of the aggregate of meetings of the board of directors and meetings of the committees of which he is a member. The board’s governance principles provide that board members are expected to attend all meetings of the board and of each committee that the director is a member. At the 2004 Annual Meeting, all of the current board members were in attendance.

The Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and oversees Corautus’ financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the auditors and supervises Corautus’ compliance with legal and regulatory requirements. Our board of directors has adopted a charter that sets forth the responsibilities of the Audit Committee. The Audit Committee’s charter is filed as an appendix to this Proxy Statement and is posted on our website at www.corautus.com. The members of the Audit Committee are F. Richard Nichol, John R. Larson and Ronald L. Merriman, each of whom has been determined by the board of directors to be independent as defined by the rules of the Securities and Exchange Commission and the applicable listing standards. The financial expert on our Audit Committee, as determined by the board of directors, is Ronald L. Merriman. Ronald L. Merriman also serves as Chairman of the Audit Committee. Please refer to Mr. Merriman’s biographical information above for a brief listing of Mr. Merriman’s relevant experience. If elected to the board of directors, Ms. B. Lynne Parshall will serve as Chairperson and financial expert of the Audit Committee.

The Compensation Committee

The Compensation Committee assists the board in making recommendations to the board relating to the compensation and evaluation of Corautus’ executives, administering Corautus’ compensation plans and makes reports and recommendations to the board with respect to such compensation. Our board of directors has adopted a charter that sets forth the responsibilities of the Compensation Committee. The Compensation Committee’s charter is posted on our website at www.corautus.com. The members of the Compensation Committee are Eric N. Falkenberg, F. Richard Nichol and Victor W. Schmitt, each of whom has been determined by the board of directors to be independent directors. Mr. Falkenberg serves as Chairman of the Compensation Committee.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the board in identifying and attracting highly qualified individuals to serve as directors, selecting director nominees to be elected to the board of directors, selecting qualified persons to fill any vacancies on the board, developing and maintaining our corporate governance principles and our code of business conduct and ethics, monitoring and safeguarding the board’s independence, and annually undertaking performance evaluations of the board committees and the full board of directors. Our board of directors has adopted a charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter is posted on our website at www.corautus.com. The members of the Nominating and Corporate Governance Committee are Eric N. Falkenberg, John R. Larson and Ivor Royston, each of whom is independent as defined by the rules of the SEC and the applicable listing standards of NASDAQ. Mr. Larson serves as Chairman of the Nominating and Corporate Governance Committee.

In early 2004, the Nominating and Corporate Governance Committee reviewed and analyzed the responses to a Board Self-Evaluation Questionnaire and Committee Self-Evaluation Questionnaires, which were completed by each member of the board of directors and each director that served on a committee of the board of directors. The Nominating and Corporate Governance Committee reported the results of the Self-Evaluation Questionnaires to the full board. In light of the responses to the Questionnaires, and as a result of corporate governance requirements, the Nominating and Corporate Governance Committee reviewed revisions to the charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and recommended such revisions to the charters to the full board, which the full board approved.

The Nominating and Corporate Governance Committee will consider stockholders’ nominees for election as directors at our 2006 Annual Meeting of Stockholders if submitted to Corautus on or before December 5, 2005. See “Nomination of Directors” and “Stockholder Proposals for 2006 Annual Meeting” below.

Nomination of Directors

As provided in Corautus’ bylaws and the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee will consider nominations for directors submitted by stockholders. The Nominating and Corporate Governance Committee, in accordance with the board’s governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of Corautus, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the board and Corautus at that time given the then current mix of director attributes.

General criteria for the nomination of director candidates include:

•	the highest ethical standards and integrity;

•	a willingness to act on and be accountable for board decisions;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	loyalty and commitment to driving the success of Corautus;

•	an ability to take tough positions while at the same time working as a team player; and

•	individual backgrounds that provide a portfolio of experience and knowledge commensurate with the needs of Corautus.

The Nominating and Corporate Governance Committee also strives to have all directors, other than the Chief Executive Officer and Chief Financial Officer, be independent. The Committee must also ensure that the members of the board as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees.

Nominations for election as directors of Corautus at an annual meeting may be made only by the Nominating and Corporate Governance Committee or by Corautus stockholders who comply with the timing, informational, and other requirements of our Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating and Corporate Governance Committee. Such recommendation must be delivered to or mailed to and received by the Secretary of Corautus at the principal executive offices not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at Corautus’ principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit nominations for election as directors at the 2005 Annual Meeting has already passed and the deadline to submit nominations for election as directors at the 2006 Annual Meeting is on or before December 5, 2005.

Such written recommendations must include:

•	the stockholder’s name and address, as they appear on our corporate books;

•	the class and number of shares that are beneficially owned by such stockholder;

•	the dates upon which the stockholder acquired such shares; and

•	documentary support for any claim of beneficial ownership.

Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating and Corporate Governance Committee for nomination to election or reelection as director, all information relating to the person that is required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

A stockholder’s notice of nomination must also include:

•	the name, date of birth, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class and number of shares of Corautus’ capital stock that are beneficially owned by the nominee on the date of the notice; and

•	the nominee’s signed consent to serve as a director if elected and to be named in the proxy statement.

The Nominating and Corporate Governance Committee will review the recommendations and make recommendations to the board of directors that the Committee feels are in the best interests of Corautus and its stockholders.

Once Corautus receives the recommendation, it will deliver a questionnaire to the nominee that requests additional information about the nominee’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the nominee, as well as certain information that must be disclosed about the nominee in Corautus’ proxy statement, if nominated. Nominees must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

Eight of the nine nominees for director recommended for election by the stockholders at the 2005 Annual Meeting are current members of the board. The Nominating and Corporate Governance Committee also receives suggestions for director candidates from board members and through business contacts. In evaluating candidates for director, the Nominating and Corporate Governance Committee uses the qualifications described above, and evaluates stockholder nominees in the same manner as nominees from all other sources. Based on the Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and, for current directors, their performance as directors in fiscal year 2004, the Committee recommended to the board of directors each nominee for reelection. The Committee has not received any nominations from stockholders for the 2005 Annual Meeting.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the board of directors in its oversight and monitoring of our financial reporting and auditing process. On February 15, 2005, our board of directors adopted an amended and restated Audit Committee Charter that sets forth the responsibilities of the Audit Committee. The primary reason for amending the Audit Committee Charter was related to our switch to the NASDAQ SmallCap Market from the American Stock Exchange and compliance with the rules of the NASDAQ Stock Market. A copy of the Audit Committee Charter is filed as Appendix A to this Proxy Statement and is available on our website at www.corautus.com.

Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

Representatives of Ernst & Young LLP, our independent registered public accounting firm, attended each meeting of the Audit Committee that involved the discussion of financial statements. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the year ended December 31, 2004 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2004 and discussed Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations.

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding the firm’s independence from our management and has discussed with Ernst & Young LLP its independence. The Audit Committee considered whether the services provided by Ernst & Young LLP for the year ended December 31, 2004 are compatible with maintaining their independence. The Audit Committee approved engaging Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Based upon its review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

Ronald L. Merriman, Chairman

F. Richard Nichol

John R. Larson

Communications with the Board of Directors

Our board of directors has established a process for stockholders to communicate with members of the board. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the board, you can reach the Corautus board of directors via e-mail at directors@corautus.com. Inquiries can be submitted anonymously and confidentially.

Additionally, we have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with Ethicspoint, Inc. to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this report, there have been no submissions of complaints or concerns to Ethicspoint. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting Ethicspoint. Ethicspoint provides phone and internet access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-866-ETHICSP (1-866-384-4277) and the website is Ethicspoint.com. Ethicspoint.com can also be reached by clicking on the Ethicspoint logo at the “Investor Relations” section of our website.

Our executive officers and the Audit Committee will promptly review all submissions and determine the appropriate course of action. In appropriate circumstances, the executive officers and the members of the Audit Committee shall have the authority, in his or her discretion, to bring any submission immediately to the attention of other parties or persons, including the full board, accountants and attorneys. All submissions being reviewed at an Audit Committee meeting will be physically present at the meeting and available for Audit Committee inspection. The Audit Committee shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee. All matters reported to the board remain on the board report until they have been resolved.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Directors who are also employees receive no additional compensation for serving on our board of directors. Since the merger between GenStar and Vascular Genetics in February 2003, except as below discussed, we have not paid cash compensation to our directors for their service but do reimburse the directors for their out-of-pocket expenses in attending board meetings. We paid Ronald L. Merriman cash compensation of $30,000 for his service as Chairman and financial expert of the Audit Committee in 2004.

We pay all of our nonemployee directors for their service through grants of options for our common stock. By resolution, our board established and clarified an option program for nonemployee directors. Under the 2004 program for the service year, which is defined as the 12 month period beginning on the date of the annual shareholders meeting and ending on the day before the next annual shareholders meeting, each new nonemployee director who joined the board received a grant of options to purchase 24,000 shares of our common stock at an option price equal to the closing price of our common stock on the commencement date of his or her service as a director. As of the date of the annual shareholders meeting, each nonemployee director receives options to purchase 6,000 shares of our common stock as a retainer grant for the service year, 6,000 shares of our common stock for attending board meetings, and 3,000 shares for attending committee meetings (for any one committee), each granted at an option price equal to the closing price of our common stock on the date of the annual shareholders meeting. As of the date of the annual shareholders meeting, as additional compensation for serving as the chairman of the board or as chairperson of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, the nonemployee director serving as chairman of the board receives 6,000 shares of our common stock and the nonemployee directors serving as chairperson of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each receive 3,000 shares of our common stock, each granted at an option price equal to the closing price of our common stock on the date of the annual shareholders meeting. All options under the program (i) become exercisable upon the last day of the service year, with the exception of the newly elected director grant, which is immediately exercisable, as long as the director continues to serve on that date; (ii) are nonqualified and have a term of 10 years; (iii) are granted under and subject to terms and conditions of the Corautus Genetics Inc. 2002 Stock Plan; (iv) once the options become exercisable, remain exercisable during their entire term regardless of the termination of the directors’ relationship with us; and (v) are evidenced by a written agreement meeting the foregoing standards and prepared and executed by our Chief Executive Officer.

Executive Compensation

The following table sets forth the compensation paid or accrued by us during the fiscal year ended December 31, 2004 to, or on behalf of, our chief executive officer and our three most highly compensated executive officers as of December 31, 2004. We collectively refer to the officers in the table below as the named executive officers.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus			Number of Shares Underlying Options/Warrants		All Other Compensation
Richard E. Otto President, Chief Executive Officer and Director	2004 2003 2002	$ $	300,000 272,500 —			$187,500 —	(1) (2)	275,000 581,256 —		$ $	8,000 6,333 —	(1) (2)

Robert T. Atwood Executive Vice President, Chief Financial Officer, Secretary and Director	2004 2003 2002	$ $	300,000 272,500 —			$187,500 —	(3) (4)	275,000 571,525 —		$ $	8,000 6,750 —	(3) (4)

Yawen L. Chiang, Ph.D. Sr. Vice President, Chief Scientific Officer	2004 2003 2002	$ $ $	227,500 209,908 202,700		$	— 25,000 —		50,000 100,000 22,143		$ $ $	36,149 14,456 71,142	(5) (5) (5)

Jack W. Callicutt Vice President, Finance and Administration	2004 2003 2002	$ $	147,500 46,667 —	(6)		— — —		60,000 20,000 —	(6)		$4,425 700 —	(6) (6)

(1)	On May 7, 2004, Mr. Otto was granted as an incentive for the 2004 year, 200,000 nonqualified stock options at an exercise price of $5.50 per share to become exercisable if certain performance goals were met on or before December 31, 2004. Of the 200,000 stock options granted, 70,000 became exercisable. At year end, the exercise price of the stock options exceeded the value of our common stock. On February 15, 2005, Mr. Otto was granted 10,000 nonqualified stock options at an exercise price of $5.01 per share (the closing price of our common stock on the date of grant) as a bonus for the achievement of certain milestones during 2004. Mr. Otto’s other compensation represents employer contributions to the 401(k) plan of $8,000 for 2004.

(2)	Mr. Otto’s bonus for services rendered in 2003 consisted of a fully-exercisable grant of options to acquire 75,000 shares of common stock at $4.50 per share. These options were granted on February 12, 2004, when the market value of our common stock was $7.00 per share; therefore, the intrinsic value of the bonus was $187,500. Mr. Otto’s other compensation represents employer contributions to the 401(k) Plan of $6,333 for 2003.

(3)	On May 7, 2004, Mr. Atwood was granted, as an incentive for the 2004 year, 200,000 nonqualified stock options at an exercise price of $5.50 per share to become exercisable if certain performance goals were met on or before December 31, 2004. Of the 200,000 stock options granted, 70,000 became exercisable. At year end, the exercise price of the stock options exceeded the value of our common stock. On February 15, 2005, Mr. Atwood was granted 10,000 nonqualified stock options at an exercise price of $5.01 per share (the closing price of our common stock on the date of grant) as a bonus for the achievement of certain milestones during 2004. Mr. Atwood’s other compensation represents employer contributions to the 401(k) plan of $8,000 for 2004.

(4)	Mr. Atwood’s bonus for services rendered in 2003 consisted of a fully-exercisable grant of options to acquire 75,000 shares of common stock at $4.50 per share. These options were granted on February 12, 2004, when the market value of our common stock was $7.00 per share; therefore, the intrinsic value of the bonus was $187,500. Mr. Atwood’s other compensation represents employer contributions to the 401(k) Plan of $6,750 for 2003.

(5)	Dr. Chiang’s other compensation includes employer contributions to the 401(k) Plan of $6,825, $5,250 and $5,250 for 2004, 2003 and 2002, respectively, and to the Deferred Compensation Plan of $18,706, $9,742 and $3,590 for 2004, 2003 and 2002, respectively. Additionally, other compensation includes $4,412 paid as an employer match under the Deferred Compensation Plan in 2004, $49,246 of relocation costs in 2002 and $9,206, $9,206 and $6,904 of loan forgiveness in 2004, 2003 and 2002, respectively. The Deferred Compensation Plan was terminated in 2004.

(6)	On March 17, 2004, Mr. Callicutt was granted a fully-exercisable nonqualified stock option to purchase 10,000 shares of our common stock at an exercise price of $6.70 per share. Of the 50,000 nonqualified stock options granted to Mr. Callicutt on September 23, 2004, at an exercise price of $5.25 per share, 10,000 stock options became exercisable upon the board of director’s approval of the 2005 budget. Mr. Callicutt’s other compensation represents employer contributions to the 401(k) Plan of $4,425 for 2004 and $700 for 2003. The information for 2003 represents payments made to Mr. Callicutt for a partial year of service since his employment began on September 1, 2003.

Stock Options

The following table contains information regarding option grants by us to our named executive officers during the year ended December 31, 2004.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options/ Granted to Employees in Fiscal Year (1)		Exercise Price ($/Share)(1)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
							0% ($)		5% ($)		10% ($)
Richard E. Otto President and CEO	75,000 200,000	9.3 24.8	% %	$ $	4.50 5.50	02/12/2014 05/07/2014	$187,500 N/A	(3)	$ $	186,073 606,461	$ $	458,307 1,493,743

Robert T. Atwood Executive Vice President, CFO and Secretary	75,000 200,000	9.3 24.8	% %	$ $	4.50 5.50	02/12/2014 05/07/2014	$187,500 N/A	(3)	$ $	186,073 606,461	$ $	458,307 1,493,743

Yawen L. Chiang Senior Vice President, Chief Scientific Officer	50,000	6.2%			$5.25	09/23/2014	N/A			$144,724		$356,461

Jack W. Callicutt Vice President, Finance and Administration	10,000 50,000	1.2 6.2	% %	$ $	6.70 5.25	03/17/2014 09/23/2014	N/A N/A		$ $	36,939 144,724	$ $	90,983 356,461

(1)	Percentages based on options granted in 2004 to employees exercisable for a total of 806,000 shares of our common stock. All options were granted at an exercise price equal to the fair market value of the common stock on the date of grant, with the exception of the bonus grant made to Mr. Otto and Mr. Atwood of 75,000 nonqualified stock options, granted at an exercise price of $4.50 per share, for services rendered in 2003. These options were granted on February 12, 2004, when the market value of our common stock was $7.00 per share.

(2)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Please see note (3) below regarding the 0% assumed rate of appreciation. The assumed rates of appreciation are mandated by the rules of the SEC. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods, satisfaction of vesting milestones, and the date on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 15, 2005 was $4.59 per share.

(3)	The grants of 75,000 nonqualified stock options to both Mr. Otto and Mr. Atwood on February 12, 2004 were granted as a bonus for services rendered in 2003. The fair market value of our shares on February 12, 2004 was $7.00 per share. Because the grants to Mr. Otto and Mr. Atwood were not granted at the fair market value, the column for Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Terms includes the “0%” column as specified in the rules of the SEC. The “0%” column reflects the difference between the option exercise price ($4.50) and the market price on the date of grant ($7.00).

Option Exercises and Year-End Option Values

The following table provides information about the number of shares of Corautus issued upon the exercise of options by our named executive officers during the year ended December 31, 2004, and the value realized by our named executive officers. The table also provides information about the number and value of options of Corautus held by our named executive officers at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year - End (1)		Value of Unexercised In-the- Money Options at Fiscal Year - End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Otto President and CEO	0	N/A	715,839	10,417	$2,208,267	$42,501

Robert T. Atwood Executive Vice President, CFO and Secretary	0	N/A	706,108	10,417	$2,208,267	$42,501

Yawen L. Chiang Senior Vice President, Chief Scientific Officer	0	N/A	126,425	85,716	$245,142	$21,500

Jack W. Callicutt Vice President, Finance and Administration	0	N/A	40,000	40,000	$13,300	$5,200

(1)	The numbers in the two columns represent options and warrants to purchase our shares.

(2)	Market value of shares underlying in-the-money options at December 31, 2004 based on the product of $5.38 per share, the closing price of our common stock on NASDAQ on December 31, 2004, less the exercise price of each option, multiplied by the number of in-the-money options as of that date.

Employment Agreements with Named Executive Officers

Employment Agreement with Richard E. Otto.

Effective as of February 4, 2005, we entered into an Employment Agreement with Richard E. Otto, the current Chief Executive Officer and President of Corautus. The new Employment Agreement replaces and supercedes the February 5, 2003 Employment Agreement. To review the terms of the February 5, 2003 Employment Agreement, which was effective through all of 2004, please refer to last year’s proxy statement. The salary and majority of benefits did not change between the two Employment Agreements.

Term of Employment. The agreement provides that Mr. Otto will serve as our Chief Executive Officer and President and will serve in additional corporate offices to which he may be elected from time to time, as well as a member of our board (subject to stockholder approval), for a term of two years, which may be extended by mutual agreement. The agreement (and thus Mr. Otto’s employment) may be terminated by us or by Mr. Otto at any time, subject to the obligations upon termination described below.

Salary and Benefits. The agreement provides that Mr. Otto receives a salary of $300,000 annually. The agreement also provides for an annual cash, stock option or common stock bonus in such amount as recommended by the Compensation Committee and approved by the independent members of the board of directors (as such term is defined in Section 162(m) of the Internal Revenue Code, as amended). Pursuant to the terms of the agreement, effective as of February 4, 2005, Mr. Otto received a grant of nonqualified stock options to purchase 500,000 shares of our common stock, at an exercise price of $5.10 per share. The options have a ten-year term, subject to earlier termination upon termination of Mr. Otto’s employment for cause or voluntary termination by Mr. Otto. The options become exercisable as follows: (i) 200,000 option shares on the date that enrollment of the final patient in the CAD Phase IIb Trial is completed (based on the number of patients required to meet the minimums of the trial as determined by the U.S. Food and Drug Administration (“FDA”)); (ii) 200,000 option shares upon the later of (a) the date of formal approval by the FDA of a CAD Phase III trial and (b) commencement of dosing or treatment of the first patient in such Phase III Trial; and (iii) 100,000 option shares upon the effective date of hiring of a Chief Operating Officer following approval of the selection of such person and the terms of an employment contract for such person by the independent members of the board following a recommendation by the Compensation Committee. Upon termination of Mr. Otto’s employment and subject to the provisions of our 2002 Stock Plan regarding a change in control and the maximum term of the options, exercisable options remain exercisable for a period of (i) three (3) months, if we terminate Mr. Otto for cause or if Mr. Otto voluntarily terminates his employment without giving us reasonable notice and assisting with the transition to new management as described in the agreement; (ii) seven (7) years, if Mr. Otto voluntarily terminates his employment but gives us reasonable notice and assists with the transition to new management; or (iii) the full remaining term of the option, upon termination for any other reason. Mr. Otto is also entitled to participate in our retirement, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or programs, to the extent eligible under those plans. Pursuant to the terms of the agreement, we provide Mr. Otto at our cost supplemental accidental death and disability insurance in a face amount which, when combined with our base plan for employees, will total $1,000,000. Mr. Otto is entitled to at least 20 days of vacation for each 12-month period of the agreement, and is entitled to reimbursement of business expenses in accordance with company policies.

Obligations Upon Termination. The agreement terminates with no further obligations to Mr. Otto (other than as accrued prior to the date of termination or otherwise provided under a particular bonus arrangement, stock option agreement, or employee benefit plan) upon our termination of Mr. Otto for cause (described below), expiration of the agreement, or upon Mr. Otto’s voluntary termination of his employment. Upon Mr. Otto’s death, upon the effective date of a written determination by the board that Mr. Otto is not able, due to injury or illness, to continue to meet his obligations for all or a substantial portion of the then-remaining term of the agreement, upon our termination of Mr. Otto without “cause” or upon Mr. Otto’s termination of his employment for “good reason,” Mr. Otto is entitled to a severance payment equal to one year’s salary at his then current rate of base salary. Upon termination of the agreement within one year prior to or two years after a “change in control,” for any reason other than expiration of the agreement, termination by us for cause, or voluntary termination by Mr. Otto, Mr. Otto will be entitled to a severance payment equal to one year’s salary, in lieu of, and not in addition to, any payment described under the immediately preceding sentence. Mr. Otto is required to sign a general release of claims prior to receiving any severance payment under the agreement.

Restrictive Covenants. Under the agreement, Mr. Otto agrees to maintain the confidentiality of our confidential information during employment and for a period of two years thereafter. Mr. Otto also agrees not to engage in activities that are competitive with us during employment and during any period in which he is receiving severance pay or other compensation from us. He agrees not to solicit our employees or consultants during his employment or for a period of one year thereafter. Mr. Otto also agrees to disclose to us and assign to us inventions he creates related to his employment or our business during the term of the agreement.

Definitions. Under the agreement, “cause” generally means (i) Mr. Otto’s willful and continuous failure to substantially perform his duties, after we have notified Mr. Otto of such failure and he has not cured the deficiencies within 10 days of such notice; (ii) Mr. Otto’s conviction of a felony of a crime of moral turpitude or adjudication of perpetration of common law fraud; (iii) Mr. Otto’s engagement in any activity that is in conflict of interest or competitive with us; (iv) Mr. Otto’s engaging in any knowing act of fraud or dishonesty against us or any material breach of federal or state securities laws or regulations; or (v) Mr. Otto’s harassment of any individual in the workplace based on age, gender or other protected status, or violation of our harassment policy, following an investigation by an independent third party of such claim. “Change in control” generally means (i) a change in ownership by which any one person, or persons acting as a group, acquires ownership of our stock that, together with the stock held by such person or group, constitutes 50% or more of the total fair market value or total voting power of our stock; (ii) a change in effective control which generally means (a) any one person, or persons acting as a group, acquires or has acquired, ownership of our stock possessing 35% or more of the total voting power of our stock or (b) a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the appointment or election; or (iii) a change in the ownership of a substantial portion of our assets, which occurs when any one person, or persons acting as a group, acquires or has acquired assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. “Good reason” generally means (i) reduction in Mr. Otto’s base salary below the level set under the agreement as then in effect; (ii) a material adverse change in the status, responsibilities or perquisites of Mr. Otto; (iii) a failure to renominate and reelect Mr. Otto as our Chief Executive Officer or a member of the board; (iv) our causing or requiring Mr. Otto to report to anyone other than our board; (v)

assignment of duties materially inconsistent with Mr. Otto’s position as described in the agreement; (vi) our failure to assign the agreement to a successor, or failure of a successor to assume the agreement; or (vii) our requiring Mr. Otto to relocate his permanent residence to any location other than his primary residence on February 4, 2005.

Employment Agreement with Robert T. Atwood

Effective as of February 4, 2005, we entered into an Employment Agreement with Robert T. Atwood, the current Chief Financial Officer, Executive Vice President and Secretary of Corautus. The new Employment Agreement replaces and supercedes the February 5, 2003 Employment Agreement. To review the terms of the February 5, 2003 Employment Agreement, which was effective through all of 2004, please refer to last year’s proxy statement. The salary and majority of benefits did not change between the two Employment Agreements.

Term of Employment. The agreement provides that Mr. Atwood will serve as our Chief Financial Officer, and will serve in additional corporate offices to which he may be elected from time to time, for a term of two years, which may be extended by mutual agreement. The agreement (and thus Mr. Atwood’s employment) may be terminated by us or by Mr. Atwood at any time, subject to the obligations upon termination described below.

Salary and Benefits. The agreement provides that Mr. Atwood will receive a salary of $300,000 annually. The agreement also provides for an annual cash, stock option or common stock bonus in such amount as recommended by the Compensation Committee and approved by the independent members of the board of directors (as such term is defined in Section 162(m) of the Internal Revenue Code, as amended). Pursuant to the terms of the agreement, effective as of February 4, 2005, Mr. Atwood received a grant of nonqualified stock options to purchase 500,000 shares of our common stock, at a price of $5.10 per share. The options have a ten-year term, subject to earlier termination upon termination of Mr. Atwood’s employment for cause or voluntary termination by Mr. Atwood. The options become exercisable as follows: (i) 200,000 option shares on the date that enrollment of the final patient in the CAD Phase IIb Trial is completed (based on the number of patients required to meet the minimums of the trial as determined by the U.S. Food and Drug Administration (“FDA”)); (ii) 200,000 option shares upon the later of (a) the date of formal approval by the FDA of a CAD Phase III trial and (b) commencement of dosing or treatment of the first patient in such Phase III Trial; and (iii) 100,000 option shares upon the effective date of hiring of a Chief Operating Officer following approval of the selection of such person and the terms of an employment contract for such person by the independent members of the board following a recommendation by the Compensation Committee. Upon termination of Mr. Atwood’s employment and subject to the provisions of our 2002 Stock Plan regarding a change in control and the maximum term of the options, exercisable options remain exercisable for a period of (i) three (3) months, if we terminate Mr. Atwood for cause or if Mr. Atwood voluntarily terminates his employment without giving us reasonable notice and assisting with the transition to new management as described in the agreement; (ii) seven (7) years, if Mr. Atwood voluntarily terminates his employment but gives us reasonable notice and assists with the transition to new management; or (iii) the full remaining term of the option, upon termination for any other reason. Mr. Atwood is also entitled to participate in our retirement, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or programs, to the extent eligible under those plans. Pursuant to the terms of the agreement, we provide Mr. Atwood at our cost supplemental accidental death and disability insurance in a face amount which, when combined with our base plan for employees, will total $1,000,000. Mr. Atwood is entitled to at least 20 days of vacation for each 12-month period of the agreement, and is entitled to reimbursement of business expenses in accordance with company policies.

Obligations Upon Termination. The agreement terminates with no further obligations to Mr. Atwood (other than as accrued prior to the date of termination or otherwise provided under a particular bonus arrangement, stock option agreement, or employee benefit plan) upon our termination of Mr. Atwood for cause (described below), expiration of the agreement, or upon Mr. Atwood’s voluntary termination of his employment. Upon Mr. Atwood’s death, upon the effective date of a written determination by the board that Mr. Atwood is not able, due to injury or illness, to continue to meet his obligations for all or a substantial portion of the then-remaining term of the agreement, upon our termination of Mr. Atwood without “cause” or upon Mr. Atwood’s termination of his employment for “good reason,” Mr. Atwood is entitled to a severance payment equal to one year’s salary at his then current rate of base salary. Upon termination of the agreement within one year prior to or two years after a “change in control,” for any reason other than expiration of the agreement, termination by us for cause, or voluntary termination by Mr. Atwood, Mr. Atwood will be entitled to a severance payment equal to one year’s salary, in lieu of, and not in addition to, any payment described under the immediately preceding sentence. Mr. Atwood is required to sign a general release of claims prior to receiving any severance payment under the agreement.

Restrictive Covenants. Under the agreement, Mr. Atwood agrees to maintain the confidentiality of our confidential information during employment and for a period of two years thereafter. Mr. Atwood also agrees not to engage in activities that are competitive with us during employment and during any period in which he is receiving severance pay or other compensation from us. He agrees not to solicit our employees or consultants during his employment or for a period of one year thereafter. Mr. Atwood also agrees to disclose to us and assign to us inventions he creates related to his employment or our business during the term of the agreement.

Definitions. Under the agreement, “cause” generally means (i) Mr. Atwood’s willful and continuous failure to substantially perform his duties, after we have notified Mr. Atwood of such failure and he has not cured the deficiencies within 10 days of such notice; (ii) Mr. Atwood’s conviction of a felony of a crime of moral turpitude or adjudication of perpetration of common law fraud; (iii) Mr. Atwood’s engagement in any activity that is in conflict of interest or competitive with us; (iv) Mr. Atwood’s engaging in any knowing act of fraud or dishonesty against us or any material breach of federal or state securities laws or regulations; or (v) Mr. Atwood’s harassment of any individual in the workplace based on age, gender or other protected status, or violation of our harassment policy, following an investigation by an independent third party of such claim. “Change in control” generally means (i) a change in ownership by which any one person, or persons acting as a group, acquires ownership of our stock that, together with the stock held by such person or group, constitutes 50% or more of the total fair market value or total voting power of our stock; (ii) a change in effective control which generally means (a) any one person, or persons acting as a group, acquires or has acquired, ownership of our stock possessing 35% or more of the total voting power of our stock or (b) a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the appointment or election; or (iii) a change in the ownership of a substantial portion of our assets, which occurs when any one person, or persons acting as a group, acquires or has acquired assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. “Good reason” generally means (i) reduction in Mr. Atwood’s base salary below the level set under the agreement as then in effect; (ii) a material adverse change in the status, responsibilities or perquisites of Mr. Atwood; (iii) a failure to renominate and reelect Mr. Atwood as our Chief Financial Officer; (iv) our causing or requiring Mr. Atwood to report to anyone other than our Chief Executive Officer; (v) assignment of duties materially inconsistent with Mr. Atwood’s position as described in the agreement; (vi) our failure to assign the agreement to a successor, or failure of a successor to assume the agreement; or (vii) our requiring Mr. Atwood to relocate his permanent residence to any location other than his primary residence on February 4, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Compensation Committee is responsible for recommendations to the board of directors regarding executive compensation and for the administration of our executive compensation programs. The members of the Compensation Committee are Victor W. Schmitt, F. Richard Nichol, and Eric N. Falkenberg. Mr. Falkenberg serves as Chairman. All members are independent directors and are not current or former employees of Corautus. The Compensation Committee desires to develop executive compensation programs that will attract, retain, motivate and reward highly skilled, experienced executives to obtain short-term results and to provide long-term growth opportunities for our stockholders. In 2004, the Compensation Committee clarified its charter to reflect that it is an advisory committee to the Board, and in matters of executive compensation, the Compensation Committee will make recommendations to the Board and the independent members of the Board will make or ratify all final decisions.

Executives are principally compensated through base salary and long-term incentives in the form of stock options or stock grants, some of which are based on attainment of certain performance goals. The Committee believes that this compensation approach enables Corautus to remain competitive with its industry peers while ensuring that executive officers are appropriately encouraged to deliver both short-term results and sustainable long-term stockholder value.

In evaluating and establishing rates of base and long-term incentive pay, the Compensation Committee has engaged Eric Larre of Towers Perrin, an independent compensation consultant, who has provided the Committee with information concerning compensation levels and philosophies adopted by similar companies in the same market for executive talent. In particular, the independent consultant has compared Corautus’ total compensation program, which includes base salary, long-term performance incentives, perquisites and executive benefits with programs offered by peer companies of relatively comparable size and employee populations in technology, medical device and biotechnology businesses. The Committee considers various factors in determining the components of each officer’s compensation, including but not limited to the overall competitive environment for experienced executive talent, corporate performance of Corautus against its strategic business plan, and individual performance based on stated objectives as well as general expectations.

The senior officer compensation for 2005 is based upon agreements negotiated with each officer and recommended to the board of directors by the Compensation Committee. The individual agreements for the named executive officers are more fully described in the “Employment Agreements with Named Executive Officers” section above.

Base Salary for 2004

Salaries paid to executive officers (other than the Chief Executive Officer) are based upon recommendations of the Chief Executive Officer presented to the Compensation Committee, which in turn reviews and makes recommendations to the board of directors. The salary paid to the Chief Executive Officer is considered within the context of an overall compensation package by the Compensation Committee, which then makes a recommendation to the Board. At the request of the Chief Executive Officer, the salary of the Chief Executive Officer and the Chief Financial Officer are the same. Salaries of all executive officers are set at the level needed to remain competitive in the industry and to recognize the contributions of the officers to us.

Annual Incentive Program

The Compensation Committee has not adopted a formal policy or program for annual bonuses or incentive pay, but may decide in its discretion to recommend such bonuses or incentive pay at any time if the Committee determines that such additional pay is merited due to excellent performance or needed for retention purposes. If the Committee recommends such awards of incentive pay to the board of directors, it may recommend such awards be made in the form of cash or by grants under the 2002 Stock Plan. In February 2005, the Compensation Committee recommended to the board that it grant to each of Messrs. Otto and Atwood stock options for 10,000 shares of Corautus common stock at an exercise price of $5.01 per share as compensation for their meeting certain performance objectives during the 2004 fiscal year.

Long Term Incentive Grants

Corautus offers stock options under its 2002 Stock Plan to attract, retain and motivate key employees for the long term. The Compensation Committee has approved, upon management’s recommendation, nonqualified stock option grants for officers in amounts appropriate for each individual’s level of responsibility and ability to affect the achievement of overall corporate objectives. Options are typically granted at fair market value as of the date of grant and generally become exercisable over a period of two to five years or upon completion of specified performance goals or achievements. They are exercisable until the earlier of the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment.

Chief Executive Officer Compensation in 2005

Richard E. Otto has served as Chief Executive Officer and director of Corautus since the merger between GenStar and Vascular Genetics in February 2003 and became President of Corautus in March 2003. Corautus entered into an Employment Agreement with Mr. Otto effective as of February 5, 2003, which expired on February 4, 2005. On February 4, 2005, Corautus entered into a new Employment Agreement with Mr. Otto for him to continue as our Chief Executive Officer and President for a two-year term. Pursuant to the terms of his new Employment Agreement, Mr. Otto’s base salary remains at $300,000, as under his prior agreement. Mr. Otto’s compensation package is heavily weighted on performance-based equity compensation. Additional details of Mr. Otto’s compensation and option and warrant grants is provided under “Compensation of Directors and Executive Officers” and “Employment Agreements with Named Executive Officers” above.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Generally, Corautus has structured performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting Corautus’ overall compensation strategy. The 2002 Stock Plan incorporates provisions intended to comply with Code Section 162(m).

Limitations on the Deductibility of Execution Compensation

Code Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee believes it is in the best interests of us and our stockholders to comply with the limitation of Section 162(m) to the extent possible without inhibiting our ability to attract, retain and motivate our executive officers. In order to maintain flexibility in compensating executive officers, given the volatile business environment and labor market, the Compensation Committee has not adopted a policy of requiring all executive compensation to be deductible.

This report has been approved by all members of the Compensation Committee

Compensation Committee:

Eric N. Falkenberg, Chairman

F. Richard Nichol

Victor W. Schmitt

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Boston Scientific Corporation Transactions

On July 30, 2003, we entered into a strategic alliance with Boston Scientific Corporation to develop and commercialize Vascular Endothelial Growth Factor 2 (VEGF-2) gene therapy products to treat cardiovascular disease. Boston Scientific made a $9,000,000 investment in exchange for 1,385,377 shares of Series D Preferred Stock, which is convertible into 1,396,116 shares of common stock as of March 18, 2004, subject to adjustment. Additionally, Boston Scientific paid a $1,000,000 license fee for certain intellectual property, which is being recognized as revenue over the anticipated term of the license of 12 years. Boston Scientific also has committed to purchasing up to $15 million of convertible debt from us based on achievement of certain milestones, of which we have closed on $10 million through three separate financings. The first debt transaction was for $2,500,000 and closed on December 30, 2003; the second debt transaction was for $5,000,000 and closed on July 22, 2004; and the third debt transaction was for $2,500,000 and closed on September 22, 2004. All of this convertible debt bears interest at the rate of six percent per year and is repayable in five annual payments of interest and principal beginning on the fifth anniversary of the closing of each transaction. In the event of a change of control, as defined in the agreements, the outstanding principal amount of the $10 million convertible debt may, at the option of the holder, be converted into 1,302,039 shares of common stock. Boston Scientific has obtained exclusive rights to market, distribute and sell our VEGF-2 gene products, if and when regulatory approval is obtained.

Boston Scientific Development Agreement

In July 2003, we entered into a development agreement with Boston Scientific Corporation. Pursuant to the development agreement, we are required to design and sponsor clinical trials and research and development activities, in the United States and other jurisdictions for which the parties agree, for products using VEGF-2 with an injection catheter or hypodermic needle for the treatment of cardiovascular or vascular disease. In this regard, we have agreed to use commercially reasonable efforts to initiate a Phase IIb trial not later than December 31, 2004

(which was satisfied), initiate a Phase III clinical trial, if needed, not later than September 30, 2006, and file a marketing application for at least one product no later than December 31, 2009.

Boston Scientific has granted to us a non-exclusive, non-transferable and royalty free license under all patents owned or licensed and sublicensable by Boston Scientific that are necessary for the development of our VEGF-2 products. This license is limited to the development of our VEGF-2 products and does not extend to the sale or distribution of such products, if such products are ultimately approved for sale. A license for the sale and distribution or our VEGF-2 products is included in the distribution agreement, discussed below. Boston Scientific has also agreed to supply injection catheters for our clinical studies under the development agreement and to assist in clinical activities necessary to support the use of the injection catheters, including training of investigators.

Although the development agreement does not extend to the development of our potential VEGF-2 products using delivery technologies other than an injection catheter or hypodermic needle, the parties are required to discuss the joint funding and development of such products in good faith. In any event, we are prohibited from using injection catheters provided by third parties in any clinical trials for development of VEGF-2 products.

Boston Scientific Patent Sublicense Agreement

Through our wholly-owned subsidiary Vascular Genetics, we hold a non-exclusive license from Caritas St. Elizabeth’s Medical Center of Boston, Inc. under certain patents relating to the injection of a gene into ischemic tissue. Pursuant to a patent sublicense agreement, we have granted a sublicense of our rights to Boston Scientific and have agreed not to issue other sublicenses of such rights to any third parties. In turn, Boston Scientific has granted a non-exclusive, non-sublicensable and royalty-free sublicense of such rights back to us.

In consideration of the sublicense, Boston Scientific has paid us a fee of $1 million. No royalties are payable by Boston Scientific under such sublicense for its sale of our VEGF-2 products under the distribution agreement, if and when such products are approved. However, royalties are payable to us, in an amount equivalent to our royalty obligations to Caritas St. Elizabeth’s Medical Center of Boston, in the event of sales of licensed products by sublicensees of Boston Scientific or in the event of sales of licensed products by Boston Scientific other than our VEGF-2 products under the distribution agreement.

Transactions with Directors

In an effort to raise capital, our board approved the sale of unregistered common stock to directors on May 7, 2004. Two of our directors, Messrs. Gilstrap and Larson, purchased 25,000 and 18,000 shares of common stock, respectively. The two directors executed and submitted Subscription Agreements to us that were dated May 7, 2004. The purchase price for the common stock was set at the market closing price on May 7, 2004, which was $5.50 per share. The aggregate proceeds to us for these two transactions was $236,500.00. In addition to Messrs. Gilstrap and Larson, nine other current or former directors and officers purchased an aggregate of 48,909 shares of unregistered common stock from us on May 7, 2004 at $5.50 per share for an additional $269,000. Since each of these individual transactions was for an amount of less than $60,000, no separate disclosure has been included for each individual transaction.

Baxter Healthcare

Baxter Healthcare owns all 2,000 shares of our outstanding Series C Preferred Stock, which is convertible into common stock, at the option of the holder, upon the earlier of (a) the approval by the FDA of our hemophilia product or (b) June 13, 2010. Since we have transferred the rights to, and are no longer pursuing the approval of, the hemophilia product, the earliest date of conversion of the Series C Preferred Stock into common stock will be June 13, 2010. In the event Baxter Healthcare elects to convert the Series C Preferred Stock into common stock on or after the conversion date, each share of Series C Preferred Stock is convertible into a number of shares of common stock equal to (a) $1,000 divided by (b) 110% of the fair market value of the common stock on the conversion date. Assuming a fair market value of $4.59 per share on the conversion date of June 13, 2010 ($4.59 was the closing price on March 15, 2005), the 2,000 shares of Series C Preferred Stock would be convertible into approximately 396,118 shares of common stock.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the NASDAQ Stock Market and of the NASDAQ Biotechnology Index for the period commencing December 31, 1999 and ending on December 31, 2004. Our common stock first began trading on the NASDAQ SmallCap Stock Market on October 13, 2004. Prior to such time, our common stock traded on the American Stock Exchange. Since our stock was listed on the American Stock Exchange during a portion of 2004 and we used the AMEX comparisons in our last proxy statement, we have also included a comparison of our common stock with the cumulative return of the AMEX Composite Index and of the AMEX Biotechnology Index for the same periods of time as referenced above. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
CORAUTUS GENETICS INC.	$100.00	$1625.00	$411.67	$53.33	$107.14	$128.10
AMEX MARKET VALUE	100.00	130.14	137.33	146.61	191.55	227.57
NASDAQ STOCK MARKET	100.00	60.09	45.44	26.36	38.55	40.87
AMEX BIOTECHNOLOGY	100.00	122.77	100.29	67.97	105.17	115.93
NASDAQ BIOTECHNOLOGY	100.00	153.84	124.26	69.11	96.95	100.60

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us, we believe that during the fiscal year ended December 31, 2004, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

PROPOSAL 2 - RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005, and has directed that such re-appointment be submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the re-appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for Corautus’ by Ernst & Young LLP as of or for the fiscal years ended December 31, 2004 and 2003 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Corautus’ annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$159,484	$71,500
Audit-Related Fees	—	118,926
Tax Fees	—	4,400
All Other Fees	—	—

Total	$159,484	$194,826

Audit Fees for the fiscal years ended December 31, 2004 and 2003 were for professional services rendered for the audits of the annual consolidated financial statements of Corautus included in Corautus’ Annual Report on From 10-K and quarterly review of the financial statements included in Corautus’ Quarterly Reports on Form 10-Q. Audit Fees for the fiscal year ended December 31, 2004 also included services related to three registration statements on Form S-3 and one registration statement on Form S-8.

There were no Audit-Related Fees for the fiscal year ended December 31, 2004. The Audit-Related Fees for the fiscal year ended December 31, 2003 were primarily for services related to the merger with Vascular Genetics Inc., and the related registration statement on Form S-4 and its amendments.

There were no Tax Fees paid to Ernst & Young LLP for the fiscal year ended December 31, 2004. Tax Fees paid to Ernst & Young LLP for the fiscal year ended December 31, 2003 were primarily related to tax compliance.

There were no fees that fall into the classification of All Other Fees as of the fiscal years ended December 31, 2004 and 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of Ernst & Young LLP.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the re-appointment of Ernst & Young LLP as the independent registered public accounting firm of Corautus.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

In accordance with our Bylaws, proposals of stockholders, including nominations for the board of directors, intended to be presented at the 2006 Annual Meeting of Stockholders must be received by us at our executive offices in Atlanta, Georgia, on or before December 5, 2005 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and/or to be properly brought before the meeting.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Copies of our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2004, which includes certain financial information about us, have been mailed to our stockholders. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Corautus Genetics Inc., Secretary, 75 Fifth Street, NW, Suite 313, Atlanta, Georgia 30308 (404) 526-6200. Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents.

LIST OF CORAUTUS’ STOCKHOLDERS

A list of our stockholders as of March 29, 2005, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting.

HOUSEHOLDING

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204 (Attn: Corautus Genetics Inc. Representative).

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Corautus.

By Order of the Board of Directors.

Richard E. Otto
President, Chief Executive Officer and Director

Atlanta, Georgia

April 4, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

CORAUTUS GENETICS INC.

I.	PURPOSE

The Audit Committee (the “Committee”) of the Board of Directors of Corautus Genetics Inc. (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by the Company to the public or any governmental body; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal controls regarding finance, accounting and legal compliance; (iv) the qualifications and independence of the Company’s independent auditors; (v) the performance of the Company’s internal audit function and independent auditors; (vi) the Company’s auditing, accounting, and financial reporting processes generally; and (vii) the performance of such other functions as the Board may assign from time to time. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor and any other person responsible for the financial management of the Company. The Committee will also prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be filed in the Company’s annual proxy statement. Consistent with its functions, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section 5 of this Charter.

As an oversight body, the Committee does not have responsibility for day-to-day operations and financial reporting. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, this is the responsibility of management.

II.	COMPOSITION AND ORGANIZATION

The Committee will consist of at least three directors, or such greater number determined by the Board, each of whom must be an “Independent Director” (as defined below). Members of the Committee shall be appointed by the Board and, unless otherwise directed by the Board, shall serve one-year terms. Members may be removed by the Board at any time with or without cause. Upon the removal or resignation of a member, the Board may appoint a successor to serve the remainder of the unexpired term. One member of the Committee will be appointed chairperson by the Board. If the Board fails to appoint the Committee’s chairperson, the Committee will appoint one member of the Committee as chairperson. The Committee shall have the power to create subcommittees with such powers within its areas of responsibility as the Committee shall from time to time confer.

For purposes of this Charter, the term “Independent Director” means: a person other than an officer of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Committee or a director. The following persons shall not be considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company;

•	a director who accepted or who has a family member (as defined below) who accepted any payments from the Company or any parent or subsidiary of the Company, in excess of $60,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than:

i.	compensation for board or board committee services,

ii.	payments arising solely from investments in the Company’s securities;

iii.	compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company;

iv.	benefits under a tax-qualified retirement plan or non-discretionary compensation;

v.	loans from a financial institution provided that the loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (3) did not involve more than a normal degree of risk or other unfavorable factors, and (4) were not otherwise subject to the specific disclosure requirements regarding certain relationships and related party transactions under Item 404 of Regulation S-K;

vi.	payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (1) made in the ordinary course of business, (2) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (3) not otherwise subject to the disclosure requirements regarding certain relationships and related party transactions under Item 404 of Regulation S-K; or

vii.	loans to executive permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company, or any parent or subsidiary of the Company, as an executive officer;

•	a director who is, or who has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•	a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serve or served on the compensation committee of such other entity; or

•	a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any time during the past three years.

Additionally, the following enhanced “Independent Director” requirements apply to members of the Audit Committee. Each member of the Audit Committee must meet the following requirements:

•	Does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof (fees shall not include fixed amounts of compensation under a retirement plan for prior service and fees related to service on the board or a committee thereof);

•	Is not an affiliated person of the Company or any subsidiary thereof; and

•	Is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

For purposes of this Charter, indirect compensation includes, for example, compensation paid by the Company to a consulting firm, investment bank, financial advisory firm, accounting firm, or law firm with which a director serves as an executive officer, partner, or similar position. Additionally, a person shall be deemed affiliated with the Company if such person, directly or indirectly, controls, or is controlled by, or is under common control with, the Company. A person shall not be deemed to be in control of the Company if such person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the Company and such person is not an executive officer of the Company.

For purposes of this Charter, “Family Member” includes a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such person’s home (other than domestic employees). The above criteria for director independence may be revised from time to time to conform to the requirements of a stock exchange and requirements promulgated by the Securities and Exchange Commission.

III.	QUALIFICATIONS

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, the chairperson of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being able to meet the requirements of a “financial expert” as that term is defined by the Securities and Exchange Commission and as required by the Sarbanes-Oxley Act of 2002, which are as follows:

•	Has an understanding of generally accepted accounting principles and financial statements

•	Has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves

•	Has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities

•	Has an understanding of internal controls and procedures for financial reporting; and

•	Has an understanding of audit committee functions.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Nominating and Governance Committee and the Board determine that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

IV.	MEETINGS

The Committee will meet at least four times annually and more frequently as circumstances dictate. The Committee chairperson will establish the agenda for each Committee meeting. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee will meet with the independent auditors and management quarterly to review the Company’s financials, consistent with Section 5 below.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee will:

1.	Document / Report Review

(a)	Review this Charter at least annually, update this Charter as necessary and ensure that this Charter is posted on the Company’s website.

(b)	Review any reports containing financial information that are submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

(c)	Review with financial management and the independent auditors each Form 10-Q and Form 10-K prior to its filing.

(d)	Review, at least annually, a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

(e)	Review a formal written statement submitted by the independent auditors to the Company at least annually which delineates all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 and hold discussions with the independent auditors regarding any disclosed relationships that may impact the auditor’s objectivity or independence.

(f)	Review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)	all critical accounting policies and practices used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(g)	Review any information from the Disclosure Controls Committee.

(h)	Review the reports filed in the Company’s periodic filings with respect to the Company’s internal controls over financial reporting.

(i)	Prepare (or cause to be prepared) the report of the Committee to be included in the Company’s annual proxy statement.

2.	Independent Auditors and Other Advisors

(a)	Have sole authority, without Board action, to select and hire the independent auditors, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the independent auditors all disclosed relationships the independent auditors have with the Company to determine the independent auditors’ objectivity and independence, consistent with Independence Standards Board Standard No. 1.

(b)	Have sole authority, without Board action, to approve the independent auditors’ fees.

(c)	Have sole authority, without Board action, to approve all audit and non-audit services provided by the independent auditors, prior to the Company’s receipt of such services. All approved non-audit services shall be disclosed in the Company’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

(d)	Review and evaluate the qualifications, performance and independence of the independent auditors; when circumstances warrant, discharge the independent auditors; and nominate independent auditors for stockholder approval in the Company’s annual proxy statement. The independent auditors will be accountable to the Board and the Committee, as representatives of the stockholders of the Company.

(e)	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements. Instruct the independent auditors on areas that require special attention.

(f)	Have sole authority, without Board action, to set clear hiring policies for employees or former employees of the independent auditors, including the requirement that no person be hired as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any other financial reporting oversight role if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

(g)	Have sole authority, without Board action, to hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit.

(h)	Annually, review the pre-approval process for audit and permissible non-audit services.

3.	Financial Reporting Processes

(a)	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

(b)	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(c)	In consultation with the independent auditors, review the integrity of the Company’s internal and external financial reporting processes.

(d)	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

(e)	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent auditors or management.

4.	Process Improvement

(a)	Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(b)	Following completion of the annual audit, review separately with each of management and the independent auditors any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response to the problems or difficulties.

(c)	Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

(d)	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(e)	Report to the Board on a regular basis and forward copies of the minutes of all meetings to the Board.

(f)	Establish and review procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters; and (ii) the confidential anonymous submission by employees of concerns regarding accounting or auditing matters. Review complaints and submissions pursuant to those procedures.

(g)	Annually review and evaluate the performance of the Committee.

(h)	Review effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures.

5.	Legal Compliance

(a)	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements and compliance programs and policies.

(b)	Review and discuss the Company’s risk assessment and risk management policies.

(c)	Review and approve all related party transactions.

(d)	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

REVOCABLE PROXY

CORAUTUS GENETICS INC.

COMMON STOCK AND SERIES D PREFERRED STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Richard E. Otto, Robert T. Atwood and Jack W. Callicutt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock and Series D Preferred Stock of Corautus Genetics Inc. (the “Company”) that the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, to be held at 75 Fifth Street, NW, Third Floor Conference Room, Atlanta, Georgia 30308, on Thursday, May 12, 2005, at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS

1)	Elect as directors the nine nominees listed below to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

☐	FOR ALL NOMINEES listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, John R. Larson, F. Richard Nichol, Ph.D., B. Lynne Parshall, Ivor Royston, M.D. and Victor W. Schmitt.

2)	Approval of the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PROXY—SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Jack W. Callicutt, Vice President, Finance and Administration, at 75 Fifth Street, NW, Suite 313, Atlanta, Georgia 30308, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.

Date: , 2005

Signature
Signature, if shares held jointly

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Do you plan to attend the Annual Meeting in person?

☐	YES	☐	NO

Ú	You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope	Ú